Exhibit 10.5(a)
INCENTIVE STOCK OPTION AGREEMENT
(Grant by Compensation Committee of the Board of Directors)
EFFECTIVE DATE:

BETWEEN:	TRM Corporation, an Oregon corporation	the “Company”

AND:		the “Optionee”
     To attract and retain able, experienced, and trained people and to provide additional incentive to key employees, the Board of Directors of the Company (the “Board”) adopted and the shareholders of the Company approved the TRM Corporation Omnibus Stock Incentive Plan (the “Plan”). Pursuant to the Plan, the Board has granted to the Optionee an option to purchase shares of the Company’s Common Stock, no par value (the “Stock”), in the amount indicated below.
     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:
     1. Grant. The Company grants to the Optionee upon the terms and conditions set forth below the right and option (the “Option”), subject to the vesting schedule set forth in paragraph 3, to purchase any part of an aggregate of                      shares of the Company’s authorized but unissued Stock at a purchase price of $                     per share, this price being the fair market value of the shares as determined pursuant to the Plan on the date of the grant of this Option. It is the intent of the Board that this Option qualify as an Incentive Stock Option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is given upon the following terms and conditions:
          (a) Subject to reduction in the Option term as provided in subparagraphs (b), (d) and (f) below, the Option granted shall continue in effect until                      years from the date hereof. Subject to the vesting schedule set forth in paragraph 3, the Option may be exercised at any time and from time to time over the term of the Option.
          (b) Except as provided in subparagraph (d) hereof, the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a parent or subsidiary corporation of the Company and shall have been so employed continuously since the date the Option was granted, and then only to the extent specified in paragraph 3. Absence on leave or on account of illness under rules established by the Board or by the Compensation Committee of the Board (the “Committee”) shall not be deemed an interruption of employment for purposes of the Option.
          (c) The Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. The option shall be exercisable during the Optionee’s lifetime only by the Optionee.
          (d) In the event the employment of the Optionee by the Company or a parent or subsidiary corporation of the Company shall terminate by retirement or for any reason other than because of death or physical disability preventing the Optionee from performing the Optionee’s regular duties, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only to the extent that the Optionee was entitled to exercise the Option on the date of termination. If the Optionee’s employment is terminated because of physical disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only to the extent the Optionee was entitled to exercise the Option on the date of termination. If the Optionee dies while in the employ of the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the Option or the expiration of 12 months after the date of the Optionee’s death, whichever is the shorter period, but only to the extent the Optionee was entitled to exercise the Option on the date of death, and only by the persons to whom such Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. To the extent that the Option is not exercised within the limited period provided above, all further rights to purchase shares pursuant to the Option shall end at the expiration of such period.
          (e) Subject to the terms and conditions set forth herein and in the Plan, the restrictions on the Option subject to this Agreement imposed hereunder or pursuant to the Plan shall lapse on each Vesting Date with respect to the Option to which such Vesting Date is applicable. The Option subject to this Agreement shall, however, be fully vested upon a Change in Control to the extent provided in the Plan (such event being treated as a Vesting Date for these purposes).
          (f) Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee’s desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase, which shall not be more than 30 days after receipt of the notice. On or before the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state, and local withholding tax requirements.
          (g) Except as provided in the final sentence of this subparagraph (g), if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, or dividend payable in shares, the Board or the Committee shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, in order that the Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. The Company shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board or the Committee. Any such adjustment made by the Board or the Committee shall be conclusive.
     2. Conditions. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the listing of such shares on any such exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.
     3. Vesting Schedule. The Option shall initially not be exercisable. Except as provided in the final sentence of paragraph 1(f), the Option shall vest and become exercisable as to the number of shares specified below on each date specified below until the Option is exercisable in full:

Shares Vesting
Vesting Date	on Such Date

     4. Legends. Certificates representing the shares subject to this Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.
     5. Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate the Optionee’s employment at any time for any reason, with or without cause, or to decrease such employee’s compensation or benefits.
     6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Option granted shall not be assigned or otherwise disposed of by the Optionee.

     7. The Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control.

TRM CORPORATION

By

President & CEO

OPTIONEE

Signature